WAREHOUSING LINE OF CREDIT PROMISSORY NOTE

INTRODUCTION. This Warehousing Line of Credit Promissory Note (the "NOTE"), governs your line of credit (the "CREDIT LINE") with Coghlan Family Corporation. The words "BORROWER," "you," and "your," mean Genesis Financial, Inc., a Washington corporation. The words "LENDER," "we," "us," and "our," means Coghlan Family Corporation the entity that is making the loans and advances described in this NOTE. The CREDIT LINE will provide BORROWER with financing to acquire eligible real estate loans in accordance with the procedures described in this NOTE and the attached exhibits.

MAXIMUM CREDIT. The unpaid principal balance under the CREDIT LINE may not exceed Two Million Five Hundred Thousand Dollars and and 00/100ths ($2,500,000.00) outstanding at any given time during the term of the NOTE.

PROMISE TO PAY. You promise to pay LENDER the total of all loan advances and finance charges, together with all costs and expenses for which you are responsible under this NOTE. You will pay the CREDIT LINE according to the payment terms set forth below.

DUE DATE. You promise to pay the balance of this NOTE on January 1, 2012, or at the option of LENDER on demand. So long as this NOTE is in good standing, you may obtain advances on the CREDIT LINE in accordance with the procedures described in this NOTE and the attached exhibits.

INTEREST. Interest shall accrue on the daily net principal balance outstanding, and is payable on the 1st day of each month during the term of this loan. Interest will be calculated at One Percent (1.00%) over The Prime Rate quoted on the 1st day of the month prior to the payment date.

COMMITMENT FEE. BORROWER will pay LENDER annually One Half of One Percent (1/2%) of the Maximum Credit amount as a Loan commitment fee. This amount, aggregating $12,500.00 is payable on the date of this NOTE.

ADVANCES AND REPAYMENTS. BORROWER may request advances on the CREDIT LINE from time to time, and shall make payments against the outstanding principal balance from time to time in accordance with the terms of this note.

FINANCIAL COVENANTS. So long as this CREDIT LINE is in effect, BORROWER will comply with the "Financial Covenants" and the "Reporting Obligations" described in EXHIBIT A (attached). Each month, on or before the interest payment due date, BORROWER will provide a "Compliance Certificate" in form satisfactory to LENDER, either representing that BORROWER is in compliance with the applicable financial covenants, or describing the non-compliance and the steps being taken to bring BORROWER back into compliance.

SECURITY. This NOTE is secured by a first lien on all of the assets of BORROWER. The Security Agreement is attached as EXHIBIT B (attached).

PERSONAL GUARANTEES. This NOTE is jointly and severally personally guaranteed by Michael A. Kirk, an individual residing in Spokane, Washington. The personal guarantee agreement is attached as EXHIBIT C (attached).

DEFAULT. If BORROWER defaults in timely payment of any amount due under this NOTE, including non-payment upon LENDER'S demand, or is in default as a result of non-compliance with the Financial Covenant requirements or the provisions of the Security Agreement, and such default continues without cure for ten days, LENDER may pursue any legal or equitable remedies for collection of the amounts due. BORROWER waives presentment, demand for payment, protest, and notice of nonpayment. BORROWER agrees to pay LENDER all costs and expenses of collection of the amounts due or to become due under this NOTE, including reasonable attorneys' fees. Upon Lender's declaration of a default, and Borrower's failure to cure the default within ten days, the interest rate charged on this NOTE shall be the lesser of 12% per annum, or the highest rate then allowed by law.

ASSIGNMENT. This NOTE, the Security Agreement and the Personal Guarantees may be assigned by LENDER to an affiliated entity, and BORROWER consents to the assignment to such an affiliated entity. Assignment to an unaffiliated entity may only be done after written consent of BORROWER.

SIGNATURES. This NOTE is executed on January 1, 2010, in Spokane, Washington.

GENESIS FINANCIAL, INC.

Michael A. Kirk, President

ATTEST:

Virginia Walters, Office Manager

Accepted this 1st day of January, 20__ in Spokane, Washington.

Coghlan Family Corporation

John R Coghlan

John R. Coghlan, President

Attest:

Virginia Walters, Bookeeper

PERSONAL GUARANTY

The undersigned, Michael A. Kirk (Guarantor), personally and unconditionally guaranties that loan made, to Genesis Financial, Inc., a Washington corporation (Borrower), by to Coghlan Family Corporation (Lender), a Washington corporation in the original amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

Each guarantor is primarily and independently liable for this debt.

The guarantor agrees to pay any deficiency remaining after the lender realizes on any collateral security by sale or resale, but the lender shall not be required to first proceed against such security.

This guaranty shall not cease upon sale of the collateral without the written consent of the lender.

Any petition for bankruptcy by the original borrowers shall not affect this guaranty of the loan.

Guarantor and Lender hereby knowingly and voluntarily and intentionally waive the right to trial by jury of all issues related to this guaranty.

This guaranty may be executed/signed in counterparts, each of which shall be deemed an original and together shall constitute one in the same instrument

In witness whereof we have set our hands and seals this 1st day of January, 20~~08~~ 10. MAK

Michael A. Kirk

Witness